UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2021

Qiansui International Group Co. Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-54159	84-1209978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor, Naiten Building, No. 1 Six Li Oiao, Fentai District Beijing, PRC	100161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86 1370-139-9692

Ariel Clean Energy Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Item 9.01. Financial Statements and Exhibits

On January 14, 2021, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State (the “Amendment”) which effectuated the following corporate actions (“Corporate Actions”):

•	Changed our name to Qiansui International Group Co. Ltd.; and

•	Effected a reverse split of our outstanding common stock at a ratio of one (1) post-split share for each twenty (20) pre-split shares with all fractional shares resulting from the reverse split rounded up to the nearest whole share.

The Corporate Actions were approved by our Board of Directors on December 3, 2020 and by our majority shareholder, owning 93,531,000 shares of Common Stock (or 82.55% of the total outstanding shares), on December 4, 2020.

FINRA approved the Corporate Actions on January 21, 2021. The Daily List Announcement Date is January 26, 2021 and the Market Effective Date is January 27, 2021. As a result of the reverse stock split, the number of issued and outstanding shares of the Company’s common stock was reduced from 113,296,421 to 5,664,821 (subject to adjustment). FINRA also designated “QIAN” as the new ticker symbol. The new CUSIP number for the Company’s common stock is 74739E102.

The above description of the Corporate Actions is qualified in its entirety to the Certificate of Amendment to Certificate of Incorporation of the Company which is attached hereto as Exhibit 3.1(ii).

Exhibit No.	Description
3.1(ii)	Certificate of Amendment to Certificate of Incorporation filed on January 14, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Yu Yang
Yu Yang
President and Director

Date: January 26, 2021

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